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                         [ERNST & YOUNG LLP LETTERHEAD]

                                                                Exhibit 23(a)




                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectuses of Comerica Incorporated for the registration of up to $600,000,000 in the aggregate of Subordinated Debt Securities and Preferred Stock and the incorporation by reference therein of our report dated January 16, 1996 with respect to the consolidated financial statements of Comerica Incorporated incorporated by reference in the Company's Annual Report on Form 10-K, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                Ernst & Young LLP



May 16, 1996